Exhibit 99.2

Heritage Commerce Corp Reports Second Quarter Profits Rise 25%

San Jose, CA - July 31, 2006 — Heritage Commerce Corp (Nasdaq: HTBK), parent company of Heritage Bank of Commerce, today reported improving efficiencies and an expanding net interest margin which produced a 25% increase in second quarter profits and 43% rise in year to date earnings, compared to the year earlier periods. For the second quarter ended June 30, 2006, net income was $4.2 million, or $0.35 per diluted share, compared to $3.3 million, or $0.27 per diluted share, for the same quarter a year ago. For the first half of 2006, net income rose to $8.6 million, or $0.71 per diluted share, compared to $6.0 million, or $0.49 per diluted share, in the first half of 2005.

Financial Highlights:

2Q06 vs. 2Q05 and 1Q06

•	Net interest margin increased to 4.98%, up 47 basis points from 2Q05 and up 8 basis points from 1Q06.
•	Net interest income increased to $12.6 million, a 9% increase from 2Q05 and up 4% from 1Q06.
•	The efficiency ratio improved to 57.06% from 62.22% in 2Q05 and 58.08% in 1Q06.

2006 Year-to-Date vs. 2005 Year-to-Date

•	Return on average assets was 1.55%, compared to 1.08% a year ago.
•	Return on average equity was 14.93%, compared to 11.81% a year ago.
•	Nonperforming assets to total assets dropped to 0.15% from 0.51% a year ago.
•	Diluted earnings per share increased 45% to $0.71, compared to $0.49 a year ago.

“Higher yields on earning assets which improved our net interest margin, sound credit quality, and improved efficiency were keys to our profitability,” said Walter T. Kaczmarek, President and Chief Executive Officer.

Operating Results

Net interest income increased 9% to $12.6 million for the second quarter of 2006, compared to $11.6 million for the second quarter of 2005. For the first half of 2006, net interest income rose 9% to $24.8 million from $22.8 million for the same period of 2005. The net interest margin was 4.98% for the three months ended June 30, 2006, compared to 4.90% for the first quarter of 2006 and 4.51% for the three months ended June 30, 2005. For the first six months of 2006, net interest margin improved to 4.94% from 4.45% for the first six months of 2005.

Noninterest income was $2.3 million for the second quarter of 2006, down 14% when compared to $2.6 million for second quarter of 2005 and down 22% when compared to $2.9 million for the first quarter of 2006. In the first quarter of 2006, gain on sale of loans was augmented by a $671,000 gain from a loan portfolio sale. In the second quarter of 2005, equipment leasing contributed a total of $351,000 in noninterest income, and the bank exited this product line in mid-2005. Noninterest income was primarily comprised of the gain on sale of Small Business Administration (“SBA”) and other guaranteed loans, loan servicing income, the increase in cash surrender value of life insurance, and service charges on deposit accounts. In the first six months of 2006, noninterest income was $5.2 million, compared to $5.0 million in the first six months a year ago.

Noninterest expense decreased 4% to $8.5 million for the second quarter of 2006, compared to $8.9 million for the second quarter of 2005, and decreased 3% compared to the first quarter of 2006. In the first six months of 2006, noninterest expense decreased 5% to $17.3 million from $18.2 million in the first six months a year ago. Compensation expense decreased 9% from the first quarter to the second quarter, and decreased 8% compared to the second quarter a year ago. The decrease in compensation expense was primarily due to no executive severance payments and lower commission expense during the second quarter of 2006. Executive severance expense was $356,000 during the second quarter of 2005. Compensation expense decreased 4% for the first six months of 2006, compared to the first six months of 2005.

The efficiency ratio improved to 57.06% in the second quarter of 2006, compared to 58.08% in the first quarter of 2006, and 62.22% in the second quarter of 2005. The efficiency ratio for the first six months of 2006 improved to 57.57% from 65.35% a year ago. The annualized returns on average assets and average equity for the second quarter of 2006 were 1.50% and 14.35%, compared to 1.19% and 12.91% for the second quarter ended June 30, 2005, respectively. Returns on average assets and average equity for the first six months of 2006 were 1.55% and 14.93%, compared to 1.08% and 11.81% for the first six months of 2005, respectively.

Balance Sheet, Capital Management and Credit Quality

At June 30, 2006, total assets were $1.09 billion, compared to $1.10 billion at June 30, 2005, and $1.12 billion at March 31, 2006. Total deposits were $908.5 million at June 30, 2006, compared to $909.4 million at June 30, 2005, and $934.7 million at March 31, 2006. Total loans, excluding loans held for sale, were $713.8 million at June 30, 2006, compared to $713.7 million at June 30, 2005, and $695.9 million at March 31, 2006.

Nonperforming assets dropped to $1.6 million, or 0.15% of total assets, at June 30, 2006, compared to $5.6 million, or 0.51% of total assets, at June 30, 2005, and $2.5 million, or 0.23% of total assets, at March 31, 2006. A reverse provision for loan losses of $114,000 was recognized in the second quarter of 2006, and $489,000 in the first quarter of 2006, for a total of $603,000 year-to-date. Provision for loan losses was $394,000 and $807,000 for the three and six months ended June 30, 2005.

The allowance for loan losses was $9.1 million at June 30, 2006, representing 1.27% of total loans and 564% of nonperforming loans. The allowance for loan losses was $11.4 million at June 30, 2005, representing 1.60% of total loans and 206% of nonperforming loans. At March 31, 2006, the allowance for loan losses was $9.7 million or 1.40% of total loans and 385% of nonperforming loans. Net charge-offs in the second quarter of 2006 were $536,000, or 0.31% of average loans. Net charge-offs were $207,000, or 0.11% of average loans, in the second quarter of 2005. Net recoveries were $13,000, or 0.01% of average loans, at March 31, 2006.

Shareholders’ equity increased 13% to $118.0 million, or $9.98 book value per share, at June 30, 2006, compared to $104.2 million, or $8.87 book value per share, a year ago, and $115.2 million, or $9.73 book value per share, at March 31, 2006. Capital ratios continue to be above the well-capitalized guidelines established by regulatory agencies. The Company’s leverage ratio at June 30, 2006, was 12.70%, compared to 11.25% at June 30, 2005, and 12.49% at March 31, 2006.

During the second quarter of 2006, the Company repurchased 40,000 shares of its common stock with an average price of $23.44 under the Company’s $10 million common stock repurchase program, which was approved by the Company’s Board of Directors in February, 2006. Shares were purchased on the open market using available cash. The repurchase program, which is financed by available cash, may be modified, suspended or terminated by the Board of Directors at any time without notice. The repurchase program expires on June 30, 2007. The extent to which the Company repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with offices in Los Gatos, Fremont, Danville, Morgan Hill, Gilroy, Mountain View and Los Altos. Heritage Bank of Commerce is also an SBA Preferred Lender, operating from offices in San Jose, Fremont, Fresno, Santa Cruz, Watsonville and Pittsburg, California.

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include, but are not necessarily limited to, fluctuations in interest rates and monetary policy established by the Federal Reserve, inflation, government regulations, general economic conditions, competition within the business areas in which the Company is conducting its operations, including the real estate market in California, the ability to recognize identified cost savings, and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Member FDIC

	For the Three Months Ended:			Percent Change From:			For the Six Months Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	June 30,	March 31,		June 30,	June 30,	June 30,	Percent
(in $000's, unaudited)	2006	2006	2005	2006		2005	2006	2005	Change
Interest Income	$18,392	$17,260	$15,299	7%		20%	$35,652	$29,698	20%
Interest Expense	5,766	5,069	3,668	14%		57%	10,835	6,864	58%
Net Interest Income	12,626	12,191	11,631	4%		9%	24,817	22,834	9%
Provision for Loan Losses	(114)	(489)	394	77%		-129%	(603)	807	-175%
Net Interest income after Provision for Loan Losses	12,740	12,680	11,237	0%		13%	25,420	22,027	15%
Noninterest Income:
Gain on Sale of Loans	842	1,497	698	-44%		21%	2,339	1,458	60%
Servicing Income	441	468	466	-6%		-5%	909	858	6%
Gain on Sale of Leased Equipment	0	0	299	N/	A	-100%	0	299	-100%
Increase in Cash Surrender Value of Life Insurance	360	347	290	4%		24%	707	556	27%
Service Charges and Other Fees on Deposit Accounts	327	327	395	0%		-17%	654	788	-17%
Equipment Leasing	0	0	52	N/	A	-100%	0	131	-100%
Other	287	255	438	13%		-34%	542	905	-40%
Total Noninterest Income	2,257	2,894	2,638	-22%		-14%	5,151	4,995	3%

Noninterest Expense:
Salaries & Employee Benefits	4,653	5,109	5,044	-9%		-8%	9,762	10,215	-4%
Occupancy & Equipment	922	886	1,045	4%		-12%	1,808	2,095	-14%
Other	2,917	2,766	2,789	5%		5%	5,683	5,878	-3%
Total Noninterest Expense	8,492	8,761	8,878	-3%		-4%	17,253	18,188	-5%
Income Before Income Taxes	6,505	6,813	4,997	-5%		30%	13,318	8,834	51%
Provision for Income Taxes	2,316	2,437	1,657	-5%		40%	4,753	2,841	67%
Net Income	$4,189	$4,376	$3,340	-4%		25%	$8,565	$5,993	43%

PER SHARE DATA
(unaudited)
Basic Earnings Per Share	$0.35	$0.37	$0.28	-5%		25%	$0.72	$0.51	41%
Diluted Earnings Per Share	$0.35	$0.36	$0.27	-3%		30%	$0.71	$0.49	45%
Common Shares Outstanding	11,820,563	11,834,846	11,741,309	0%		1%	11,820,563	11,741,309	1%
Book Value Per Share	$9.98	$9.73	$8.87	3%		13%	$9.98	$8.87	13%
Tangible Book Value Per Share	$9.98	$9.73	$8.87	3%		13%	$9.98	$8.87	13%

KEY FINANCIAL RATIOS
(unaudited)
Annualized Return on Average Equity	14.35%	15.53%	12.91%	-8%		11%	14.93%	11.81%	26%
Annualized Return on Average Assets	1.50%	1.59%	1.19%	-6%		26%	1.55%	1.08%	44%
Net Interest Margin	4.98%	4.90%	4.51%	2%		10%	4.94%	4.45%	11%
Efficiency Ratio	57.06%	58.08%	62.22%	-2%		-8%	57.57%	65.35%	-12%

AVERAGE BALANCES
(in $000's, unaudited)
Average Assets	$1,120,108	$1,114,248	$1,123,575	1%		0%	$1,117,193	$1,122,321	0%
Average Earning Assets	$1,017,290	$1,009,869	$1,035,083	1%		-2%	$1,013,600	$1,034,131	-2%
Average Total Loans	$702,817	$691,082	$723,130	2%		-3%	$702,376	$726,586	-3%
Average Loans Held For Sale	$32,494	$49,315	$33,232	-34%		-2%	$35,464	$35,426	0%
Average Deposits	$929,000	$919,944	$928,959	1%		0%	$924,496	$927,485	0%
Average Demand Deposits - Noninterest Bearing	$228,891	$235,288	$257,054	-3%		-11%	$232,072	$259,251	-10%
Average Interest Bearing Deposits	$700,109	$684,656	$671,905	2%		4%	$692,424	$668,234	4%
Average Interest Bearing Liabilities	$749,533	$740,911	$742,785	1%		1%	$745,245	$740,600	1%
Average Equity	$117,126	$114,268	$103,745	3%		13%	$115,705	$102,342	13%

OTHER FINANCIAL INFORMATION
(in $000's, unaudited)	$15,344	$14,721	$13,121	4%		17%	$30,065	$25,466	18%
Interest Income on Gross Loans (including loan fees)	$5,033	$4,319	$2,883	17%		75%	$9,352	$5,293	77%
Interest Expense on Interest Bearing Deposits

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	March 31,		June 30,
(in $000's, unaudited)	2006	2006	2005	2006		2005
ASSETS
Cash and Due from Banks	$39,390	$40,065	34,685	-2%		14%
Federal Funds Sold	47,000	94,200	26,300	-50%		79%
Securities Available-for-Sale, at Fair Value	191,471	186,168	226,630	3%		-16%
Loans Held For Sale	30,325	30,745	35,702	-1%		-15%
Loans:
Commercial Loans	273,208	262,625	291,774	4%		-6%
Real Estate-Mortgage	242,125	232,790	240,287	4%		1%
Real Estate-Land and Construction	149,168	156,468	129,708	-5%		15%
Home Equity	46,690	41,429	49,184	13%		-5%
Consumer Loans	1,389	1,495	1,945	-7%		-29%
Total Loans	712,580	694,807	712,898	3%		0%
Deferred Loan Costs	1,184	1,058	793	12%		49%
Loans, Net of Deferred Costs	713,764	695,865	713,691	3%		0%
Allowance for Loan Losses	(9,098)	(9,748)	(11,436)	-7%		-20%
Net Loans	704,666	686,117	702,255	3%		0%
Premises & Equipment, Net	2,406	2,389	2,846	1%		-15%
Accrued Interest Receivable and Other Assets	79,406	80,358	69,278	-1%		15%
Total Assets	$1,094,664	$1,120,042	$1,097,696	-2%		0%

LIABILITIES & SHAREHOLDERS' EQUITY
Liabilities:
Deposits
Demand Deposits-Noninterest Bearing	$221,438	$243,816	256,859	-9%		-14%
Demand Deposits-Interest Bearing	144,120	154,277	129,655	-7%		11%
Savings and Money Market	366,892	352,304	322,229	4%		14%
Time Deposits, Under $100	31,476	33,003	37,841	-5%		-17%
Time Deposits, $100 and Over	110,513	115,293	124,760	-4%		-11%
Brokered Deposits, $100 and Over	34,048	36,040	38,090	-6%		-11%
Total Deposits	908,487	934,733	909,434	-3%		0%
Securities Sold under Agreement to Repurchase	21,800	26,100	40,700	-16%		-46%
Notes Payable To Subsidiary Grantor Trusts	23,702	23,702	23,702	0%		0%
Accrued Interest Payable and Other Liabilities	22,708	20,310	19,675	12%		15%
Total Liabilities	976,697	1,004,845	993,511	-3%		-2%

Shareholders' Equity:
Common Stock	66,726	67,120	66,644	-1%		0%
Accumulated Other Comprehensive Loss	(3,681)	(3,247)	(1,545)	13%		138%
Retained Earnings	54,922	51,324	39,086	7%		41%
Total Shareholders' Equity	117,967	115,197	104,185	2%		13%
Total Liabilities & Shareholders' Equity	$1,094,664	$1,120,042	$1,097,696	-2%		0%

CREDIT QUALITY DATA
(in $000's, unaudited)
Nonaccrual Loans	$1,612	$2,292	$5,016	-30%		-68%
Loans Over 90 Days Past Due and Still Accruing	0	238	545	-100%		-100%
Total Nonperforming Loans	1,612	2,530	5,561	-36%		-71%
Other Real Estate Owned	0	0	0	N/	A	N/	A
Total Nonperforming Assets	$1,612	$2,530	$5,561	-36%		-71%
Net Charge-offs (Recoveries)	$536	$(13)	$207	4223%		159%
Net Charge-offs (Recoveries) as Percent of Average Loans	0.31%	-0.01%	0.11%	3200%		182%
Allowance for Loan Losses to Total Loans	1.27%	1.40%	1.60%	-9%		-21%
Allowance for Loan Losses to Nonperforming Loans	564.39%	385.30%	205.65%	46%		174%
Nonperforming Assets to Total Assets	0.15%	0.23%	0.51%	-35%		-71%
Nonperforming Loans to Total Loans	0.23%	0.36%	0.78%	-36%		-71%

OTHER PERIOD-END STATISTICS
(unaudited)
Shareholders' Equity / Total Assets	10.78%	10.29%	9.49%	5%		14%
Loan to Deposit Ratio	78.57%	74.45%	78.48%	6%		0%
Noninterest Bearing Deposits / Total Deposits	24.37%	26.08%	28.24%	-7%		-14%
Leverage Ratio	12.70%	12.49%	11.25%	2%		13%

	For the Three Months Ended			For the Three Months Ended
	June 30, 2006			June 30, 2005
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross	$735,311	$15,344	8.37%	$756,362	$13,121	6.96%
Securities	195,743	1,977	4.05%	230,781	1,835	3.19%
Interest bearing deposits in other financial institutions	2,728	42	6.18%	2,724	18	2.65%
Federal funds sold	83,508	1,029	4.94%	45,216	325	2.88%
Total interest earning assets	1,017,290	18,392	7.25%	1,035,083	15,299	5.93%
Cash and due from banks	36,224			36,326
Premises and equipment, net	2,393			2,934
Other assets	64,201			49,232
Total assets	$1,120,108			$1,123,575

Liabilities and shareholders' equity:
Deposits:
Demand, interest bearing	$148,635	$830	2.24%	$133,184	$393	1.18%
Savings and money market	373,697	2,698	2.90%	341,168	1,196	1.41%
Time deposits, under $100	32,264	283	3.52%	37,897	224	2.37%
Time deposits, $100 and over	111,024	897	3.24%	121,146	717	2.37%
Brokered time deposits, $100 and over	34,489	325	3.78%	38,510	353	3.68%
Notes payable to subsidiary grantor trusts	23,702	575	9.73%	23,702	525	8.88%
Securities sold under agreement to repurchase	25,722	158	2.46%	47,178	260	2.21%
Total interest bearing liabilities	749,533	$5,766	3.09%	742,785	$3,668	1.98%
Demand, noninterest bearing	228,891			257,054
Other liabilities	24,558			19,991
Total liabilities	1,002,982			1,019,830
Shareholders' equity:	117,126			103,745
Total liabilities and shareholders' equity	$1,120,108			$1,123,575

Net interest income / margin		$12,626	4.98%		$11,631	4.51%

	For the Six Months Ended			For the Six Months Ended
	June 30, 2006			June 30, 2005
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000's unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross	$737,840	$30,065	8.22%	$762,012	$25,466	6.74%
Securities	198,394	3,769	3.83%	232,611	3,699	3.21%
Interest bearing deposits in other financial institutions	2,783	60	4.35%	2,639	31	2.37%
Federal funds sold	74,583	1,758	4.75%	36,869	502	2.75%
Total interest earning assets	1,013,600	35,652	7.09%	1,034,131	29,698	5.79%
Cash and due from banks	36,588			37,407
Premises and equipment, net	2,435			3,031
Other assets	64,570			47,752
Total assets	$1,117,193			$1,122,321

Liabilities and shareholders' equity:
Deposits:
Demand, interest bearing	$153,288	$1,668	2.19%	$130,113	$686	1.06%
Savings and money market	360,983	4,779	2.67%	350,659	2,319	1.33%
Time deposits, under $100	33,232	557	3.38%	37,879	408	2.17%
Time deposits, $100 and over	109,656	1,690	3.11%	115,429	1,266	2.21%
Brokered time deposits, $100 and over	35,265	658	3.76%	34,154	614	3.63%
Notes payable to subsidiary grantor trusts	23,702	1,137	9.67%	23,702	1,037	8.82%
Securities sold under agreement to repurchase	29,119	346	2.40%	48,664	534	2.21%
Total interest bearing liabilities	745,245	$10,835	2.93%	740,600	$6,864	1.87%
Demand, noninterest bearing	232,072			259,251
Other liabilities	24,171			20,128
Total liabilities	1,001,488			1,019,979
Shareholders' equity:	115,705			102,342
Total liabilities and shareholders' equity	$1,117,193			$1,122,321

Net interest income / margin		$24,817	4.94%		$22,834	4.45%